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                                  EXHIBIT 10.1
                         REYNOLDS, SMITH AND HILLS, INC.
             AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN

         SECTION 1. Purpose. The purpose of this REYNOLDS, SMITH AND HILLS, INC. AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN (the "Plan") is to provide a means whereby REYNOLDS, SMITH AND HILLS, INC., a Florida corporation (the "Company"), may, through the g rant of options ("Options") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase shares ("Shares") of its One Cent ($0.01) par value common stock of the Company, attract and retain persons of ability as employees and motivate such empl oyees to exert their best efforts on behalf of the Company and its subsidiaries.

     SECTION 2.  Number of Shares Available Under Plan.

         (a) Pursuant to the terms and conditions set forth in this Plan, Options may be granted to employees of the Company and its subsidiaries to purchase up to in the aggregate One Hundred Thousand (100,000) Shares. The Shares issued upon exercise of Options granted under this Plan may be authorized and unissued Shares or issued Shares that have been reacquired by the Company.

         (b) The aggregate fair market value (determined at the time the Option is granted) of Shares with respect to which Options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand and No/l00 Dollars ($100,000.00).

     SECTION 3.  Administration.

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Board or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable.

         (b) The Board also is authorized to delegate to a committee of its members (the "Committee") or to any officer of the Company any or all of its authority under this Plan, including any or all of its rights or obligations hereunder. If the Board delegates its authority to the Committee, a majority of the members of the Committee (or, if less than three (3), all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.


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         (c) Subject to the  provisions  of this Plan,  the Board shall have the power to: (i) determine and designate from time to time those employees of the Company and any of its subsidiaries to whom Options are to be granted (collectively the "Optionees" and individually an "Optionee"); (ii) determ ine the number of Shares to be optioned to each such Optionee; (iii) authorize the granting of Options that qualify as incentive stock options within the meaning of Section 422(b) of the Code and determine the price and terms thereof; (iv) determine the number of Shares subject to each Option; (v) determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period; and (vi) determine the "Fair Market Value" (as hereinafter defined) of the Shares covered by each Option.

         (d) The Board may interpret this Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Board may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence as actual service for purpose of accrual of the Optionee's rights under the Optionee's Option, to the extent such treatment complies with the applicable Treasury regulations under the Code relating to the definition of "employee" under plans granting incentive stock options under Section 422 of the Code. Any interpretation, determination, or other action made or taken by the Board shall be final, binding, and conclusive.

         SECTION 4. Terms and Conditions. Each Option granted under this Plan shall be evidenced by a written agreement (the "Incentive Option Agreement"), in a form approved by the Board, which Incentive Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate:

         (a) Option Period.  No Option may be granted  pursuant hereto after ten
(10) years have elapsed from the earlier of: (i) the date this Plan is adopted; or (ii) the date this Plan is approved by the shareholders of the Company having a right to vote upon the adoption of this Plan. Each Option granted pursuant to this Plan shall expire on a date (the "Expiration Date") as may be set forth herein or in the applicable Incentive Option Agreement, provided such Expiration Date is no later than ten (10) years from the date the Option is granted. However, if at the time an Option is granted to an Optionee, such Optionee owns capital stock of the Company possessing more than ten (10%) of the total combined voting power of all classes of stock of the Company, then any such Option granted to such Optionee shall have an Expiration Date no later than five
(5) years from the date such Option is granted.

         (b) Option Price. The Option price per Share shall be the "Fair Market Value" of each Share on the date the Option is granted. The Fair Market Value of a Share on the date the Option is granted shall be determined by majority vote of the Board as their best estimate of the true fair market value of a Share on that date, given all relevant and available information. However, if an Optionee who, at the time the Option is granted to them, owns capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option price per Share from any such Option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Option.

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         (c) Exercise of Option.  No part of any Option may be  exercised  until the Optionee shall have remained in the employ of the Company and/or a subsidiary of Company for such period, if any, as the Board may specify in the applicable Incentive Option Agreement. Otherwise, Options may be exercised, to the extent exercisable, by the terms set forth in this Plan and the applicable Incentive Option Agreement.

         (d) Special Rules for Exercise in the Event of Death or After Termination of Employment.

                  (i) Death. If an Optionee shall die: (A) while an employee of the Company or any of its subsidiaries and prior to the Expiration Date of an Option; or (B) within three (3) months after termination of Optionee's employment with the Company or any of its subsidiaries and prior to the Expiration Date of an Option, then, in either such event, Optionee's Option may be exercised, to the extent, if any, that Optionee would have been entitled to do so if he had done so at the date of Optionee's termination of employment (by death or other prior termination of employment), by the person or persons to whom Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one (1) year after the date of Optionee's death.

                  (ii) Disability. If any Optionee's employment with the Company or any of its subsidiaries shall terminate because of Optionee's permanent disability (as defined in accordance with Section 22(e)(3) of the Code (or its replacement)) prior to the Expiration Date of an Option, such Optionee may exercise Optionee's Option, to the extent that Optionee may be entitled to do so at the date of the termination of Optionee's employment due to such permanent disability, at any time, or from time to time, within one (1) year after the date of such termination of Optionee's employment with the Company or any of its subsidiaries.

                  (iii) Termination of Employment for Cause. If any Optionee's employment by the Company or any of its subsidiaries has been terminated for Cause (as hereinafter defined), any Option granted under this Plan held by such Optionee shall immediately terminate and be of no further force an d effect; provided, however, that the Board may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier. "Termination for Cause" shall mean the termination of the Optionee's employment with the Company for any of the following reasons: (i) any act of malfeasance or wrongdoing affecting the Company or any of its subsidiaries, (ii) the breach of any restrictive covenant, or employment contract, with the Company or any of its subsidiaries, or (iii) engaging in any other conduct which would warrant Optionee's discharge for cause, excluding general dissatisfaction with the performance of Optionee's duties, but including any act of disloyalty or conduct clearly tending to bring discredit upon the Company, its Parent or Subsidiaries.

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                  (iv)  Other  Termination  of  Employment.  If  any  Optionee's
         employment with the Company or any of its subsidiaries shall terminate for any reason other than for Cause, death or permanent disability prior to the Expiration Date of an Option, such Optionee may not exercise such Option at any time after three (3) months from the date of termination of such employment.

                  (v)  Expiration  Date  Limitation.   Notwithstanding  anything
         herein to the contrary, no Option may be exercised on a date later than that Option's Expiration Date.

         (e) Payment of Purchase Price Upon Exercise. Payment of the purchase price upon exercise of any Option granted under this Plan shall be made in cash or by Optionee's personal check, certified check or bank draft, payable to the order of the Company in lawful money of the United States; provided, however, that the Board, in its sole discretion, may permit an Optionee to pay the Option price in whole or in part (a) with Shares owned by the Optionee or with Shares withheld from the Shares otherwise deliverable to the Optionee upon exercise of an Option (in each case only to the extent th at such provision would not result in an accounting compensation charge to the Company with respect to the Option);
(b) by delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the Board to sell Shares and deliver all or a portion of the proceeds to the Company in payment for the Option price; (c) by delivery of the Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Board in its discretion determines appropriate; or (d) in any combination of the foregoing. Any such alternative permissible methods of exercise of any Option shall be set forth in the Incentive Option Agreement. In the event the Option price is paid in whole or in part with Shares, such Shares shall be valued at their Fair Market Value as of the date of exercise of the Option. Such shares shall be delivered along with a ny portion to be paid in cash or by promissory note within five (5) days after the date of exercise. If the Optionee fails to pay the Option price within such five (5) day period, the Board shall have the right to take whatever action it deems appropriate, including terminating the Option or voiding the exercise of the Option. The Company shall not issue or transfer Shares upon the exercise of an Option until the Option price is paid in full.

         (f) Nontransferability. No Option granted under the Plan may be hypothecated, assigned or transferred other than by will or by the laws of descent and distribution subject to the limitations set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by Optionee.

         (g) Investment Representation. Each Incentive Option Agreement shall contain an agreement that, upon demand by the Board for such a representation, Optionee (or any person acting under Section 4(d) hereof) shall deliver to the Board and/or the Company at the time of any exercise of an Option , a written representation that the Shares to be acquired upon such exercise, if the Shares are not registered pursuant to applicable state and/or federal securities laws, are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the Expiration Date for such Option shall be a condition precedent to the right of Optionee or such other person to purchase any Shares.

         (h) Adjustments in Event of Change in the Capital. In the event of any change in the capital of the Company which affects the Shares, by reason of any stock dividend, recapitalization, reorganization, merger, consolidation or exchange of Shares, or of any similar change affecting the Shares, the number and kind of Shares which thereafter may be optioned and sold under the Plan, and the number and kind of Shares subject to Option in outstanding Incentive Option Agreements and the purchase price per Share thereof, shall be appropriately adjusted consistent with such change. Any changes shall be made in accordance with Section 424(a) of the Code and regulations thereunder or any successor regulation or ruling in a manner which would permit the Shares to be purchased at the lowest price per Share that would not cause the change to be considered to be a reissuance of the applicable Option or cause the applicable Option to cease to be treated as an incentive stock option.

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         (i) Qualified ISOs. Each Incentive  Option Agreement which provides for the grant of an Option to a participant shall contain such terms and provisions as the Board may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Se ction 422 of the Code.

         (j) No Rights As Shareholder. No Optionee shall have any rights as a shareholder of the Company with respect to the Shares covered by an Option prior to the date of issuance to Optionee of a certificate or certificates for Shares of the Company arising from the exercise of such Option.

         (k) No Rights to Continued Employment. This Plan, and any Option granted under this Plan, shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor shall they interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment at any time.

         (l) Share Delivery Conditions. The Company may postpone the time of delivery of certificates for Shares for any period as the Company shall deem necessary or desirable to enable the Company to comply with the listing requirements of any securities exchange upon which the common stock of the Company may be listed, or the requirements of the Securities Act of 1933 or the 1934 Act, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

         SECTION 5. Compliance With Other Laws and Regulations. This Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules and regulations, including, but not limited to, those of the United States and its States, and to such approval by any government or regulatory agency as may be required.

         SECTION 6. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue this Plan; provided, however, that subject to the provisions of Section 4 hereof, no action of the Board may amend this Plan if such approval would adversely affect the treatment of any Option intended to qualify as an incentive stock option under the Code if obtained without approval by a majority vote of the shareholders having a right to vote thereon being secured. Without the written consent of an Optionee, no amendment or suspension of this Plan shall alter or impair any Option previously granted to such Optionee under this Plan.

         SECTION 7. Indemnification. A member of the Board serving on the Committee may be indemnified as represented in the Company's Articles of Incorporation and the Company's Bylaws and subject to the rules set forth therein.

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         SECTION 8. Effective  Date.  This Plan shall become  effective upon its adoption by the Board and shall, if approval by vote of the holders of a majority of the outstanding Shares of common stock of the Company entitled to vote on the adoption of this Plan is secured within twelve (12) months after the Plan is adopted by the Board, continue in effect until the date which is ten
(10) years after the date of adoption of this Plan, unless sooner terminated in accordance with Section 6 of this Plan.

         SECTION 9. Governing Law. This Plan shall be construed and interpreted in accordance with Florida law, to the extent such construction and interpretation does not adversely affect the treatment of any Option intended to qualify as an incentive stock option under the Code.

         SECTION 10. Name. The Plan shall be known as the "REYNOLDS, SMITH AND HILLS, INC. AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN."

         IN WITNESS WHEREOF, the Company has caused the Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Incentive Stock Option Plan to be executed by its duly authorized officer pursuant to resolutions of the Board to be effective as of the 20th day of May, 1997.

                              REYNOLDS, SMITH AND HILLS, INC.



                              By:     /s/ Leerie T. Jenkins, Jr.
                              Name:   Leerie T. Jenkins, Jr.
                              Title:  Chairman of the Board and
                                      Chief Executive Officer